UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBYYQ	None(1)

(1) On June 10, 2020, NYSE Regulation, Inc. filed an application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the common stock of Libbey Inc. (the “Company”). The delisting was effective June 22, 2020. The deregistration of the common stock under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act. Trading of the Company’s common stock now occurs on the OTC Pink marketplace under the symbol “LBYYQ.”

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

In order to reduce costs and align manufacturing capacity with lower levels of projected demand, on August 16, 2020, Libbey Inc. (the “Company”) committed to a plan to close its manufacturing facility in Shreveport, Louisiana. The Company intends to cease production at the Shreveport manufacturing facility by the end of 2020, with full closure to be completed by the second half of 2022. The Company continues to bargain with the unions representing the Company’s employees regarding the effects of the facility closure.

As a result of the plan, the Company expects to incur pre-tax cash charges of approximately $14.0 million, consisting of approximately $7.5 million in severance and other employee-related costs and approximately $6.5 million of other cash shutdown costs. Approximately $6.5 million of the severance and other employee-related costs are anticipated to be incurred in the fourth quarter of 2020, with the remaining pre-tax cash charges to be incurred throughout 2021 and 2022.

We are unable at this time to estimate an amount or range of amounts of any non-cash charges that we may incur in connection with the facility closure. At such time as we have determined an estimate or range of estimates of any such non-cash charges, we will report the estimate or range of estimates as required pursuant to Item 2.05 of Form 8-K.

The charges the Company expects to incur in connection with this plan are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or in connection with, these actions.

Item 2.06 Material Impairments

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01 Regulation FD Disclosure

Amended Plan and Disclosure Statement

As previously reported, on June 1, 2020, the Company and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Code (the “Chapter 11 Cases”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 Cases are being jointly administered under the caption In re Libbey Glass Inc., et al., Case No. 20-11439 (LSS).

As previously disclosed, on June 21, 2020, the Debtors filed with the Bankruptcy Court a proposed Plan of Reorganization (the “Plan”) and a Disclosure Statement describing the Plan and the solicitation of votes from certain of our creditors to approve the Plan.

On August 17, 2020, the Debtors filed an Amended Plan of Reorganization (as may be further amended from time to time, the “Amended Plan”) and a related Disclosure Statement (as may be further amended from time to time, the “Disclosure Statement”) describing the Amended Plan and the solicitation of votes to approve the same from certain of the Debtors’ creditors with respect to the Chapter 11 Cases.

Information contained in the Amended Plan and the Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Amended Plan or Disclosure Statement, third-party actions, or otherwise, and should not be relied upon by any party. The Amended Plan and the Disclosure Statement are available free of charge online at https://cases.primeclerk.com/libbey.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Amended Plan. Any such solicitation will be made pursuant to and in accordance with the Disclosure Statement and applicable law, including orders of the Bankruptcy Court.

The Amended Plan and Disclosure Statement contain or discuss certain financial projections and analysis (collectively, “Projections and Analysis”). The Projections and Analysis are based on estimates and assumptions that, although developed and considered reasonable by the Debtors and their advisors, are inherently subject to significant economic, business, regulatory, and competitive uncertainties and contingencies beyond the Debtors’ control. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. It is expected that there will be differences between actual and projected results, and the differences may be material. The Projections and Analysis were not prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board and should not be relied upon to make an investment decision with respect to the Company. The Projections and Analysis do not purport to present the Debtors’ financial condition in accordance with GAAP. The Projections and Analysis have not been examined or compiled by the Company’s independent registered public accounting firm.

Sections 1113 and 1114 Motions

Additionally, as contemplated under the terms of the Amended Plan, the Debtors filed motions with the Bankruptcy Court on August 17, 2020, to modify collective bargaining agreements and certain union-related retiree benefits, in accordance with Sections 1113 and 1114 of the United States Bankruptcy Code (the “Bankruptcy Code”).

Press Release

On August 17, 2020, the Company issued a press release announcing the filing of the Amended Plan and Disclosure Statement and the motions under Sections 1113 and 1114 of the Bankruptcy Code. A copy of the press release is attached as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Filings with the Bankruptcy Court related to the Chapter 11 Cases are available free of charge electronically at https://cases.primeclerk.com/libbey. Information contained on, or that can be accessed through, such website or the Bankruptcy Court is not part of this Current Report on Form 8-K, and we disclaim liability for any such information.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the Company’s intentions, beliefs or current expectations concerning the timing of the shutdown of the Company’s manufacturing facility in Shreveport, Louisiana, and the timing and amounts of the costs incurred in connection with the shutdown, the results of any vote on the Company’s Amended Plan and the outcome of Debtors’ motions under Sections 1113 and 1114 of the Bankruptcy Code. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the outcome of negotiations with the unions representing the Company’s employees at the Shreveport, Louisiana manufacturing facility, the ability to confirm and consummate the Amended Plan; the ability of the Debtors to modify their collective bargaining agreements and certain union-related retiree benefits; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Amended Plan; restrictions on us due to the terms of the proposed debtor in possession financing arrangements entered into in connection with the bankruptcy process (the “DIP Credit Agreements”) and restrictions imposed by the applicable courts; potential delays in the Chapter 11 Cases due to the effects of COVID-19; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; risks related to the trading of the Company's securities on the OTC Pink marketplace; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under the DIP Credit Agreements; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q, the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and in the Disclosure Statement filed with the Bankruptcy Court in connection with the Chapter 11 Cases. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Item 9.01 Financial Statements and Exhibits

d)  Exhibits:

Exhibit No.          Description

99.1                      Press Release dated August 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: August 17, 2020	By:	/s/ Jennifer M. Jaffee
Jennifer M. Jaffee
Senior Vice President, General Counsel and Secretary